As filed with the Securities and Exchange Commission on March 21, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XPERI INC.

(Exact name of registrant as specified in its charter)

Delaware	83-4470363
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2190 Gold Street

San Jose, California 95002

(408) 519-9100

(Address, including zip code, and telephone number,

including area code, of principal executive offices)

Xperi Inc. 2022 Equity Incentive Plan

(Full title of the plan)

Becky Marquez

Chief Legal Officer

Xperi Inc.

2190 Gold Street

San Jose, California 95002

(408) 519-9100

(Name and address, including zip code, and telephone

number, including area code, of agent for service)

Copies to:

Patrick J. O’Malley

DLA Piper LLP (US)

4365 Executive Drive

Suite 1100

San Diego, California 92121

(858) 677-1400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange

Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed for the purpose of registering an additional 2,103,279 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2022 Equity Incentive Plan, which are the same class as those securities previously registered on effective Form S-8 filed with the Securities and Exchange Commission on October 3, 2022 (File No. 333-267703). The contents of that Registration Statement, as amended, or as modified or superseded pursuant to Rule 412 under the Securities Act, are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description
3.1

Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 6, 2022).

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on October 6, 2022).
4.1#	Xperi Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.15 to the Registrant’s Registration Statement on Form 10, filed with the Commission on August 26, 2022)
4.2#

Form of Restricted Stock Unit Award Agreement under the Xperi Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 to the Company’s Annual Report on Form 10-K filed with the Commission on March 6, 2023).

4.3#

Form of Stock Option Agreement under the Xperi Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.13 to the Registrant’s Registration Statement on Form 10, filed with the Commission on August 26, 2022).

4.4#

Form of Performance-Based Restricted Stock Unit Award Agreement under the Xperi Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.9 to the Company’s Annual Report on Form 10-K filed with the Commission on March 6, 2023).

5.1*	Opinion of DLA Piper LLP (US).
23.1*	Consent of of PricewaterhouseCoopers LLP.
23.2*	Consent of of DLA Piper LLP (US) (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature pages hereto)
107*	Filing Fee Table.

* Filed herewith.

# Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on March 21, 2023.

Xperi Inc.

By:/s/ Robert Andersen

Robert Andersen

Chief Financial Officer

POWER OF ATTORNEY

BE IT KNOWN BY THESE PRESENTS: That each person whose name is signed hereto has made, constituted and appointed, and does hereby make, constitute and appoint Jon Kirchner and Robert Andersen as his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution for him or her and his or her name, place and stead, in any and all capacities to sign the Registration Statement on Form S-8 and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jon Kirchner	Chief Executive Officer and Director (Principal Executive Officer)	March 21, 2023
Jon Kirchner

/s/ Robert Andersen	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 21, 2023
Robert Andersen

/s/ Dave Habiger	Chairman of the Board of Directors	March 21, 2023
Dave Habiger

/s/ Christopher A. Seams	Director	March 21, 2023
Christopher A. Seams

/s/ Darcy Antonellis	Director	March 21, 2023
Darcy Antonellis

/s/ Laura Durr	Director	March 21, 2023
Laura Durr